Exhibit 10.3

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

LICENCE AGREEMENT

This Agreement is made the first day of June 2018 between

EXPLOIT TECHNOLOGIES PTE LTD (Co. Reg. No. 199503187D), a company incorporated in Singapore and having its place of business at 1 Fusionopolis Way, #19-10 Connexis North, Singapore 138632 (hereinafter referred to as “ETPL”) of the first part; and

LICENSEE, full details of which are set out in Schedule 1, of the second part.

RECITAL

A.	ETPL has the right to license the Technology and is entitled to grant the rights under this Agreement.

B.	LICENSEE wishes to acquire rights to license and use the Technology, in the Field subject to the terms and conditions herein.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, ETPL and LICENSEE hereby agree as follows:-

1.	DEFINITIONS

“Confidential Information” means all information of ETPL or ETPL’s Affiliates, including prototypes and samples, which may be disclosed to LICENSEE at any time and from time to time during the Term of this Agreement, which may be identified or designated by ETPL as proprietary, confidential or secret and includes information which by its nature should be proprietary, confidential or secret. The specific terms and conditions of this Agreement shall be deemed to be Confidential Information.

“Confidential Information” shall not include any information or material that is: (i) already in the possession of LICENSEE without prior restriction; (ii) independently developed by LICENSEE; (iii) publicly disclosed by ETPL; (iv) rightfully received by LICENSEE from a third party; (v) approved for release by written agreement with ETPL or (vi) made available by ETPL to others without restriction.

“Documentation” means any user guides, instruction manuals and other documents whether in written or machine-readable form relating to the Technology.

“Effective Date” means the effective date of this licence as set out in Schedule 1 of this Agreement.

“Enhancements” means all new versions of, modifications, additions, improvements, upgrades and development to the Technology developed by LICENSEE.

“ETPL’s Affiliates” means the Agency for Science, Technology and Research (“A*STAR”) and all the research institutes and centres managed and funded by A*STAR.

“Field” means the field of use as described in Schedule 1 of this Agreement.

“Intellectual Property” means patent(s), know-how and intellectual property rights (including without limitation patents, copyrights, designs, trade secrets, and rights in Confidential Information) worldwide arising under statutory or common law, and whether or not perfected, and any applications of the foregoing.

“Licensed Products” means the products as described in Schedule 1 of this Agreement.

“Patent” refers to those patent registration/ application number(s), set out in Schedule 1 under the description of ‘Technology’, together with any patent granted pursuant to the said application (and any granted patent(s) and application(s) claiming common priority with or from such application).

“Royalties” means the amounts payable by LICENSEE to ETPL as set out in Schedule 2.

“Sales Report” means a detailed written report of sales of Licensed Products and the royalty due and payable thereon, on a product-by-product and country-by-country basis, for the [*****]period upon which the royalty payment is based, in the format as set out in Schedule 3 to be submitted by LICENSEE to ETPL pursuant to this Agreement.

“Technology” means the technology as described in Schedule 1 of this Agreement.

“Term” means the period of time as set out in Schedule 1 of this Agreement.

“Territory” means the countries as set out in Schedule 1 of this Agreement.

2.	GRANT

2.1	ETPL hereby grants to LICENSEE an exclusive, non-sublicensable, non-transferable, revocable for cause licence to use the Technology within the Field for the Term and in the Territory to develop Enhancements and use, make, have made, manufacture, distribute, market, import, export and sell Licensed Products. Subject to ETPL’s approval, LICENSEE may request ETPL for the grant of sub-licensing rights in respect of the Technology. For the avoidance of doubt, ETPL shall be under no obligation to negotiate or grant such rights to LICENSEE, and the terms of such grant shall be subject to further agreement in writing between LICENSEE and ETPL.

2.2	ETPL shall not be obliged to render any technical assistance, maintenance or support services to LICENSEE in respect of the Technology or otherwise.

2.3	Any enhancements by LICENSEE shall be the property of LICENSEE, subject to any existing rights (if any) by ETPL or ETPL’s Affiliates in respect of the Technology.

2.4	In order to maintain the licence granted hereunder in force, LICENSEE shall meet the commercialisation milestones set out in Schedule 1.

2.5	Notwithstanding the grant of the rights pursuant to clause 2.1 above, it is agreed that ETPL and its Affiliates retain the right to use and develop the Technology solely for internal research and development purposes.

3.	FINANCIAL TERMS

3.1	In consideration of the rights granted pursuant to Clause 2 above, LICENSEE shall pay to ETPL:-

3.1.1	the licence fee stated in Schedule 1 (“Licence Fee”);

3.1.2	Royalties in accordance with the royalty scheme set out in Schedule 1 together with the Sales Reports, in the format set out in Schedule 3, subject to the Annual Minimum Payment stated in Schedule 1; and

3.1.3	pay to ETPL the Milestone Payments stated in Schedule 1.

3.2	Time of payment shall be of the essence. If LICENSEE fails to make any payment due to ETPL, ETPL shall have the right to:

3.2.1	forthwith suspend or terminate the Licence hereby granted to LICENSEE; and

3.2.2	charge LICENSEE, in respect of any and all overdue payments, interest at the rate of three percent (3%) per annum above the annual prime lending rate of the Development Bank of Singapore from such date until said amount is paid in full to ETPL.

4.	ACCOUNTS

4.1	LICENSEE shall keep true and accurate accounts and records in sufficient detail to enable the amount of all Royalties or other sums payable under this Agreement to be determined. ETPL has the right to request for LICENSEE to submit details of its accounts and records to support the information provided in the Sales Report.

4.2	ETPL may, annually and at its own cost, appoint an independent auditor to examine LICENSEE’s books and records to verify LICENSEE’s fulfilment of its obligations under this Agreement. Notwithstanding the foregoing, the cost of such audit conducted shall be borne in full by LICENSEE if any discrepancy exceeding [*****] is found in the Royalties stated.

4.3	The provisions of this Clause 4 shall remain in full force and effect after the termination of this Agreement for any reasons until the settlement of all subsisting claims of ETPL under this Agreement.

5.	RIGHTS IN INTELLECTUAL PROPERTY

5.1	LICENSEE acknowledges that the Technology may contain Confidential Information of ETPL or ETPL’s Affiliates and LICENSEE shall treat in confidence any information relating to the Technology, save for information that is in the public domain through no fault of its obligations herein.

5.2	LICENSEE shall take all reasonable steps, including, but not limited to, those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to ensure that the Confidential Information is not disclosed or duplicated for the use of any third party, and shall take all reasonable steps to prevent its officers and employees, or any other persons having access to the Confidential Information, from disclosing or making unauthorised use of any Confidential Information, or from committing any acts of omissions that may result in a violation of this Agreement.

5.3	LICENSEE shall not do anything which might bring into question ETPL or ETPL’s Affiliates’ ownership of the Technology licensed by ETPL to LICENSEE under this Agreement or their validity.

5.5	LICENSEE shall notify ETPL in writing as soon as practicable after it becomes aware of:-

5.5.1	any actual, threatened or suspected infringement of any Intellectual Property of ETPL in respect of the Technology or any breach of confidence relating to any of the foregoing; or

5.5.2	any claim brought against LICENSEE or any other person alleging that its use of the Technology infringes any Intellectual Property or other rights belonging to or alleged to belong to the claimant.

5.6	ETPL or its Affiliates shall have the right but not the obligation, at its option and expense, to prosecute and defend any and all infringements provided that all damages, costs or other benefits obtained as a result belongs to ETPL.

5.7	To the extent permitted by law, LICENSEE may, under its own control and expense, prosecute any third party infringement of the Technology with respect to the Licensed Products within the Field of Use and Territory, and defend infringement claims made against it, provided that LICENSEE shall not file suit against such third party infringer without prior written notice and in close consultation with ETPL. LICENSEE shall hold ETPL harmless from, and indemnify ETPL against, any costs, expenses, or liability that ETPL incurs in connection with any such action initiated by LICENSEE under this clause 5.6. LICENSEE shall not take any material action that would affect any Patent or application for the same and/or the validity of the Technology, or enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action without the prior written consent of ETPL. All resulting damages, costs and monetary benefit will be the property of LICENSEE, provided however that any recovery that exceeds the costs of any infringement action will be treated as Net Sales for the purpose of Royalties. If after a reasonable period of time following actual knowledge of a third party infringement LICENSEE does not prosecute such infringement, ETPL or its Affiliates shall have the right but not the obligation to prosecute such infringement at its own cost, and any resulting monetary damages award shall be retained by ETPL.

5.8	During the Term, ETPL shall bear all patent application costs and all patent costs (including those for divisional filings and grants) relating to prosecution and maintenance of the Patents licensed hereunder in Singapore, United States, up to three (3) countries in the European Patent Office, and the People’s Republic of China. Licensee shall bear all other patent application costs and all patent costs (including those for divisional filings and grants) relating to prosecution and maintenance of the Patents licensed hereunder within the Territory. Licensee shall give ETPL all reasonable assistance necessary for the prosecution and maintenance of the applications for the Patents. For the avoidance of doubt, ETPL does not warrant or represent that any patent application in respect of the Technology will be granted or that it will file applications in all or any part of the Territory in respect of the Technology, or if granted, will be valid.

6.	NO WARRANTIES

SAVE THAT ETPL WARRANTS THAT IT HAS FULL RIGHT AND POWER TO ENTER INTO THIS AGREEMENT, ETPL MAKES NO OTHER WARRANTIES CONCERNING THE TECHNOLOGY, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR SATISFACTORY QUALITY, FITNESS FOR A PARTICULR PURPOSE OR AS TO RELIABILITY, ACCURACY, VALIDITY OR OTHERWISE OF THE TECHNOLOGY. THE TECHNOLOGY IS PROVIDED “AS IS” AND ETPL MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF THE TECHNOLOGY, OR THAT THE TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING THE TECHNOLOGY COVERED BY THIS AGREEMENT.

7.	LICENSEE’S RESPONSIBILITY

LICENSEE hereby indemnifies ETPL and ETPL’s affiliates (including A*STAR and the research institutes funded and managed by A*STAR) against any loss, damages, costs, expenses or other claim for compensation which arises out of or in connection with this Agreement, or which in any way relates to the Technology, or its use by LICENSEE. including any claim that LICENSEE’S use of the Technology infringes the Intellectual Property rights of any third party, except to the extent when caused by the willful misconduct of ETPL. For avoidance of doubt, in no event shall ETPL be liable for any incidental, consequential or special damages arising out of or related to this Agreement, including, but not limited to, loss of business opportunity, lost profits or pure economic loss. Notwithstanding anything to the contrary, ETPL’s total and cumulative liability under this Agreement, however arising, shall not exceed any monetary amount that LICENSEE has actually paid to ETPL pursuant to this Agreement.

8.	USE OF NAME

LICENSEE shall not use the name, trademark or logo of ETPL or ETPL’s Affiliates in any publicity, promotion, news release or disclosure relating to this Agreement, its subject matter or the sale of the Licensed Products, without the prior written permission of ETPL.

9.	TERMINATION

9.1	LICENSEE shall be entitled to terminate this Agreement at any time by giving no less than thirty (30) days written notice to ETPL.

9.2	ETPL shall be entitled to terminate this Agreement forthwith by giving written notice to LICENSEE if:-

9.2.1	LICENSEE commits any breach of this Agreement and if the breach is capable of remedy, fails to remedy it within thirty (30) days after being given a written notice containing full particulars of the breach and requiring the remedy of the breach; or

9.2.2	An encumbrances takes possession, or a receiver is appointed, of any of the property or assets of LICENSEE; or

9.2.3	LICENSEE makes any voluntary arrangement with its creditors; or

9.2.4	LICENSEE goes into liquidation (except for the purpose of amalgamation or reconstruction and so that the resulting LICENSEE effectively agrees to be bound by or assume the obligations imposed on the LICENSEE under this Agreement); or

9.2.5	LICENSEE ceases, or threatens to cease, to carry on business.

9.3	Termination of this Agreement howsoever caused shall be without prejudice to any other right or remedy a Party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either Party.

9.4	Upon the termination of this Agreement:

9.4.1	LICENSEE shall forthwith cease to market or use, either directly or indirectly, the Licensed Products or the Technology or to use any of the Intellectual Property;

9.4.2	LICENSEE shall destroy or return to ETPL all copies of the Documentation in its possession or control; and

9.4.3	LICENSEE shall promptly pay all amounts due under this Agreement to ETPL immediately upon its receipt of the same and shall submit to ETPL written confirmation signed by a duly authorised officer that it has complied with such payment obligations, along with a copy of all materials reasonably necessary to support such statement.

9.5	Clause 4, 5, 6, 8, 9.5 and 10 shall survive the termination of this Agreement.

10.	ARBITRATION AND GOVERNING LAW

10.1	Any dispute among the parties arising out of or in connection with this Agreement or in the performance thereof shall in the first instance be referred to the authorised representatives of the parties for resolution. If such efforts fail, then the dispute shall be referred to binding arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre in force at such time which rules shall be deemed to be incorporated by reference into this Agreement. The Tribunal shall consist of one (1) arbitrator chosen by the Singapore International Arbitration Centre under its rules if the parties cannot otherwise agree upon an arbitrator.

10.2	This Agreement shall be governed by the laws of the Republic of Singapore and each Party agrees to submit to the non-exclusive jurisdiction of the Singapore courts.

11.	MISCELLANEOUS

11.1	Assignment. This Agreement may not be assigned by the LICENSEE to any person without the prior written consent of ETPL.

11.2	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter herein. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

11.3	Waiver. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of that party’s rights to the future enforcement of its rights under this Agreement, unless there is an express written and signed waiver for a particular matter for a particular period of time.

11.4	Severance. If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable, in whole or in part, the other provisions of this Agreement and the remainder of the affected provision shall continue to be valid.

11.5	Injunctive relief. LICENSEE acknowledges that any breach of this Agreement may cause irreparable damage to ETPL or ETPL’s Affiliates and LICENSEE agrees that ETPL or its Affiliates shall be entitled to injunctive relief in addition to any award by the court in favour of ETPL or ETPL’s Affiliates.

11.6	Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified mail and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party.

To ETPL: 1 Fusionopolis Way, #19-10 Connexis North, Singapore 138632

Attn: Commercialisation Head

Fax: 64632675

To LICENSEE: Refer to Schedule 1

11.7	Contracts (Rights of Third Parties) Act. Save to give effect to the rights accruing to ETPL’s Affiliates under this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act Cap. 53B or otherwise to enforce any terms and conditions of this Agreement.

11.8	Novation. If at any time after the Effective Date the functions and operations of ETPL are assigned, merged, transferred into or otherwise forms part of another organisation (“the New Entity”) such that the New Entity takes over the whole or substantially the whole of ETPL’s operations, then it is agreed that this Agreement may, at the option of ETPL, be novated to the New Entity which will then assume all of ETPL’s rights and obligations hereunder.

12.	Use of Technology. The Technology shall be used for commercial and/or civilian purposes only. LICENSEE shall ensure that it complies with all applicable laws, rules and regulations governing the use, export and disposal of the Technology and the Licensed Products.

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IN WITNESS HEREOF, the parties have executed this Agreement by their duly authorised representatives as of the date set forth above.

SIGNED by	)/s/ Authorized signatory
for and on behalf of	)
EXPLOIT TECHNOLOGIES PTE LTD	)

SIGNED by Mr Choo Chee Kong	)/s/ Choo Chee Kong
for and on behalf of	)Title: Director
Cytomed Therapeutics Pte Ltd	)

[*****]

SCHEDULE 1

1.	LICENSEE

Name: CytoMed Therapeutics Pte Ltd

Address: 531A Upper Cross Streeet, #04-95 Hong Lim Complex, Singapore 051531

Company Registration No.: 201808327H

Addressee for communications: [*****]

Email Address: [*****]

Telephone No.: [*****]

Fax No.: None

2.	Field of use

Immunotherapy including stem cell therapy using the Techology.

3.	Technology

Patents

Title: [*****]

ETPL Reference: [*****]

Patent Application No:

Title: [*****]

ETPL Reference: [*****]

Patent Application No: [*****]

4.	Licensed Products

Immunotherapy treatment and immunotherapeutic drugs in humans incorporating the Technology for use within the Field of Use only which incorporates the Technology (or part thereof) or which cannot be developed, manufactured, used, sold, performed or provided without infringing ETPL’s rights in the Technology. For the avoidance of doubt, a Licensed Product includes a complete system, which may include hardware, software, accessories, implementation manuals and the like, or a sub-system of a complete system, incorporating the Technology (or part thereof).

5.	Effective Date

1 June 2018

6.	Term

The expiry of the last to expire Patent covering the Technology

7.	Territory

Worldwide

8.	Licence Fee

(a) Licence Fee:

[*****]

(b) Royalty Payment:

LICENSEE shall pay royalties to ETPL as follows:-

[*****]

Royalties are due and payable on a [*****] basis commencing from the Effective Date, within [*****] of the end of each calendar year on Net Sales during the preceding year. Payment shall be made without any set off, deduction, or withholding.

“Net Sales” means “Net Sales” means the total price invoiced by or on behalf of LICENSEE on all sales, distribution, disposition or use of the Licensed Products, less:

(i) Discounts including cash discounts, coupons or rebates actually allowed or granted

(ii) Sales taxes and/or governmental tariffs imposed directly on the invoiced amount on a particular sale, all separately stated on the face of the invoice;

Full records of all deductions shall be maintained. No further or other deductions shall be allowed.

Subject to the annual minimum payment (as stated in (c) below).

(c) Annual Minimum Payment:

[*****]

(d) Milestone Payments on formal approval by relevant authorities:

Approval by the relevant regulatory authorities of first Clinical Trial: [*****]

Completion of Phase 1: [*****]

Completion of Phase 2: [*****]

Completion of Phase 3: [*****]

9.	COMMERCIALISATION MILESTONES

In order to maintain the licence granted hereunder in force, Licensee shall meet the commercialisation milestones stated below:

Licensee shall:

1.	Start Phase 1 clinical trial before [*****]
2.	Start Phase 2 clinical trial before [*****]
3.	Start Phase 3 clinical trial before [*****]
4.	Commercial sale of the Licensed Product before [*****]

SCHEDULE 2

PAYMENT TERMS

1.	From and after the date falling twelve (12) months from the date of this Agreement, in order to maintain the licence granted hereunder in force, LICENSEE shall pay to ETPL the minimum annual royalty as set out in Schedule 1. Any percentage royalties earned and paid to ETPL pursuant to Clause 3.1.2 of this Agreement for any twelve (12) month period shall be credited against the minimum royalty payable for such period, and the payment of any shortfall between actual royalties paid and the minimum annual royalty applicable to such twelve (12) month period shall be payable to ETPL in accordance with Schedule 1.

2.	All Royalties or other sums payable under this Agreement shall be paid in Singapore Dollars.

3.	All payments made to ETPL hereunder shall exclude any goods and services tax, sale and use tax or any similar tariff, impost, duty, fees or assessments (including the amount of interest and penalties in connection therewith) or governmental charge. Payment shall be made in cleared funds to such bank account or in such other manner as ETPL may specify from time to time to LICENSEE, without any set-off, deduction or withholding.

4.	The Parties hereby agree that ETPL’s acceptance of any purported payment of Royalties from LICENSEE shall not be deemed to be ETPL’s acceptance of the validity and accuracy of any record, statement and document in support thereof. For the avoidance of doubt, ETPL reserves the right to reject any such record, statement or document as valid or accurate subsequent to its acceptance of any purported payment of Royalties and in such event, ETPL shall have the right to recover the balance of any sums thereby found due and unpaid.

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SCHEDULE 3

SALES REPORT

[*****]